Exhibit 99.1

Allegheny Technologies Announces Exercise of Over-Allotment Option to

Purchase Additional Convertible Senior Notes

PITTSBURGH — June 1, 2016 — Allegheny Technologies Incorporated (NYSE:ATI) announced today that, in connection with its previously announced underwritten public offering of 4.75% Convertible Senior Notes due 2022 (the “Notes”), the underwriters have exercised in full their over-allotment option to purchase an additional $37.5 million aggregate principal amount of Notes. The closing of the option exercise is expected to occur on June 2, 2016. Following the closing of the option exercise, ATI will have issued a total of $287.5 million aggregate principal amount of Notes.

Citigroup, J.P. Morgan and BofA Merrill Lynch are the joint book-running managers for the offering.

This news release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of any of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to the Notes has been filed with the Securities and Exchange Commission (the “SEC”).

Copies of the prospectus and prospectus supplement meeting the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone (800) 831-9146 or email prospectus@citi.com, J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone (800) 831-9146, or Merrill Lynch, Pierce, Fenner & Smith Incorporated, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte, North Carolina 28255-0001, Attn: Prospectus Department, email dg.prospectus_requests@baml.com, or from the SEC website at www.sec.gov.

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain statements in this news release relate to future events and expectations and, as such, constitute forward-looking statements. Forward-looking statements include those containing such words as “anticipates,” “believes,” “estimates,” “expects,” “would,” “should,” “will,” “will likely result,” “forecast,” “outlook,” “projects,” and similar expressions. Forward-looking statements are based on management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which we are unable to predict or control, that may cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include: (a) material adverse changes in economic or industry conditions generally, including global supply and demand conditions and prices for our specialty metals; (b) material adverse changes in the markets we serve, including the aerospace and defense, electrical energy, oil and gas/chemical and hydrocarbon processing industry, medical, automotive, construction and mining, and other markets; (c) our inability to achieve the level of cost savings, productivity improvements, synergies, growth or other benefits anticipated by management from strategic investments and the integration of acquired businesses, whether due to significant increases in energy, raw materials or employee benefits costs, project cost overruns or unanticipated costs and expenses, or other factors; (d) continued decline in, or volatility of, prices, and availability of supply, of the raw materials that are critical to the manufacture of our products; (e) declines in the value of our defined benefit pension plan assets or unfavorable changes in laws or regulations that govern pension plan funding; (f) significant legal proceedings or investigations adverse to us; (g) labor disputes or work stoppages; and (h) other risk factors summarized in our Annual Report on Form 10-K for the year ended December 31, 2015, and in other reports filed with the Securities and Exchange Commission. We assume no duty to update our forward-looking statements.

Creating Value Thru Relentless Innovation®

Allegheny Technologies Incorporated is one of the largest and most diversified specialty materials and components producers in the world with revenues of approximately $3.4 billion for the twelve month period ending March 31, 2016. ATI employees use innovative technologies to offer global markets a wide range of specialty materials solutions. Our major markets are aerospace and defense, oil & gas/chemical and hydrocarbon process industry, electrical energy, medical, automotive, food equipment and appliance, and construction and mining.